Exhibit 99.1

New Research Demonstrates Daxor BVA-100® Blood Test Provides “Extremely Cost-Effective” Improvement in Patient Life Span at the Heart Failure Society of America Annual Scientific Meeting 2020

NEW YORK, October 5, 2020 — Daxor Corporation (NYSE MKT: DXR), an investment company with innovative medical instrumentation and biotechnology operations focused on blood volume measurement, today announces compelling new data demonstrating further beneficial use of Daxor’s blood volume analysis technology presented during the Heart Failure Society of America’s Virtual Annual Scientific Meeting 2020.

New data titled, “Cost-effectiveness Analysis of Early Blood Volume-Guided Management in Hospitalized Heart Failure Patients” studied the economic benefits of the use of blood volume analysis in the population of heart failure patients, one of the largest cost-drivers of the national healthcare system. The data showed an “extremely cost-effective” incremental cost-effectiveness ratio (ICER) of $10,200 which was 80% less costly than other therapies that are considered “good value” by common quality metrics. The data also revealed an average life-extension of 2.32 quality-adjusted life years (QALYs) in addition to the cost savings.

“The use of Daxor’s BVA-100® blood test in heart failure outcomes in this compelling study showed exceptional value by not only improving patient life span, but also at a cost which is significantly less than other commonly used therapies. Daxor’s blood test for use in treating heart failure is demonstrably better for patient life extension outcomes compared to many other treatment regimes, while also driving excellent economic value for hospital systems,” said Jonathan Feldschuh, Daxor’s Chief Scientific Officer.

Jean Oertel, VP of Commercialization and Customer Experience at Daxor stated, “This important data shows the full power of our diagnostic technology with the ability to achieve better outcomes at reduced costs. The value of Daxor’s BVA-100 blood test for hospital systems and payers managing heart failure is covered by both public and private insurance with CPT/APC coding, something that many other approved tests never achieve even years after market clearance by the FDA.”

About Daxor Corporation

Daxor Corporation (NYSE: DXR) is an innovative medical instrumentation and biotechnology company focused on blood volume measurement. We developed and market the BVA-100® (Blood Volume Analyzer), the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. The BVA technology has the potential to improve hospital performance metrics in a broad range of surgical and medical conditions, including heart failure and critical care, by informing treatment strategies, resulting in significantly improved patient outcomes. Our mission is to partner with clinicians to incorporate BVA technology into standard clinical practice and improve the quality of life for patients. For more information, please visit our website at Daxor.com.

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bret Shapiro

Sr. Managing Partner, CORE IR

516-222-2560

brets@coreir.com